EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

With respect to the Annual Report of Central Natural Resources, Inc., a Delaware corporation (the "Company"), on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phelps C. Wood, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)   The  Report  fully complies with the requirements of
section  13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:   March 29, 2004.

/s/ Phelps C. Wood
____________________________________
Phelps C. Wood
President & Chief Executive Officer

The foregoing certification is being furnished solely pursuant to
18  U.S.C.   1350 and is not being filed as a part of the Report
or as a separate disclosure document, and is not to be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.